Registration Statement 333-130051
Filed Pursuant to Rule 433

Equity Structured Investments

Investment products: Not FDIC insured or guaranteed - No bank guarantee - May lose value

Please read important disclosures at the end of the presentation.

The discussion contained in the following pages is for educational and illustrative purposes only. The final terms of securities offered by JPMorgan
Chase & Co. may be different from those set forth in any illustrative investment ideas contained herein and any such final terms will depend on, among other things, market conditions on the applicable pricing date for such securities. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicated returns, performance or results, whether historical or hypothetical, will be achieved.
Investment ideas are subject to change, and JPMorgan undertakes no duty to update these materials, including any investment ideas, or to supply corrections. This material shall be amended, superseded and replaced in its entirety by a subsequent preliminary or final term sheet and/or pricing supplement, and the documents referred to therein, which will be filed with the
Securities and Exchange Commission, or SEC. In the event of any inconsistency between the materials presented in the following pages and any such preliminary or final term sheet or pricing supplement, such preliminary or final term sheet or pricing supplement shall govern.

In the event that JPMorgan Chase & Co. were to offer structured products and you were to purchase any such securities, JPMorgan Chase & Co. and each of its affiliates participating in such distribution, if any, will not act as a financial advisor or a fiduciary to, or an agent of, you or any other person with respect to any offering of such securities (including in connection with determining the terms of the offering) . Additionally, neither JPMorgan Chase &
Co. nor any of its affiliates will act as adviser to you or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. In connection with any offering of structured products by
JPMorgan Chase & Co., you shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of any such transactions, and JPMorgan Chase & Co. and its affiliates shall have no responsibility or liability to you with respect thereto.

IRS Circular 230 Disclosure : JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

SEC Legend : JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, index supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the
SEC for more complete information about JPMorgan Chase & Co. and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any
agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, index supplement and term sheet if you so request by calling toll-free 866-535-9248.

Copyright in these materials is owned by JPMorgan Chase & Co. ([C] JPMorgan
Chase & Co. 2008 (all rights reserved)) . These materials, or any part thereof, may not be reproduced, distributed or transmitted to any other person or incorporated in any way into another document without the prior written consent of JPMorgan Chase & Co.

                                                                               1

Agenda

-    How does J. P. Morgan approach Equity investing?

-    What is a Structured Equity Investment and how do we use it in portfolios?

-    Implementing Structures in Portfolios

                                                                               2

Building blocks of the J.P.Morgan Equity investments platform

Active Management             Alpha can be generated from multiple sources
                              including quantitative, fundamental, proprietary
                              and third party managers

+

Passive Strategies (ETFs)     ETFs are used to implement tactical allocations
                              and/or dial down the active risk exposure in parts
                              of the portfolio

+

Equity Structured Products    The structures we recommend may be an additional
                              source of alpha linked to our investment view and
                              equity allocation =
Integrated Equity Portfolio   The result is a recommended equity portfolio that
                              provides an efficient combination of risk and
                              expected return

  J.P.Morgan's Equity platform can provide various sources of alpha through a highly diversified and exclusive suite of product offerings

                                                                               3

For nearly a century U.S. Equities have provided an annual return of approximately 10%(1)

Historical S&P 500 returns from January 1926 -- October 2008

(1) Represents the actual annualized return of the S&P 500 since January 1926.
This graph is for illustrative purposes and does not reflect investment in any particular vehicle. It is not possible to invest directly in an index.

Past performance is no guarantee of future results.

                                                                               4

However, on a decade by decade basis, S&P 500 returns have varied

1950's: annual return of 19.4%

1960's: annual return of 7.8%

1970's: annual return of 5.9%

1980's: annual return of 17.6%

1990's: annual return of 18.2%

2000- 2008: annual return of -1.8%

J.P.Morgan seeks to construct portfolios that manage risk and return in order to amplify positive market returns or provide downside protection during periods of market uncertainty

Source: Ibbotson

This is a hypothetical example used for illustrative purposes and does not reflect investment in any particular vehicle.

Past performance is no guarantee of future results. It is not possible to invest directly in an index.

                                                                               5

Agenda

-    How does J. P. Morgan approach Equity investing?

-    What is a Structured Equity Investment and how do we use it in portfolios?

-    Implementing Structures in Portfolios

                                                                               6

What is a Structured Equity Investment?

What are Equity Structures?   Structured investments ("Structures") are fixed
                              tenor securities that establish payoff
                              profiles--payable at maturity or upon automatic
                              call--that benefit from anticipated market
                              outcomes. Payoff profiles are based on the
                              performance of a chosen equity index, such as the
                              S&P 500, or a single stock. Not all Structures are
                              principal protected.

How are Equity Structures
created?                      An Equity Structure is created by combining a
                              zero-coupon bond with options, such as puts and
                              calls, on an underlying equity index or stock.

How do we  use Equity
Structures?                   We use Structures to complement traditional active
                              managers, implement our investment views, and
                              diversify our equity exposure in portfolios.

Structures are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other governmental agency.

The views and strategies described herein may not be suitable for all investors. This information is being provided merely to illustrate a particular investment strategy.

                                                                               7

Equity Structures are tailored to articulate a market view

A hypothetical example of how J.P.Morgan thinks about building a structure:

What is our Equity View?

-    Moderately bullish

-    Concerned about downside risk

How can a structure implement that view?

-    Enhance returns that we think are likely to occur and/or;

-    Cap returns unlikely to occur and/or;

-    Protect against sell-offs

How do we put it together?

J.P.Morgan can tailor structures to fit our expectations for a particular investment view, which can potentially enhance market returns for our clients

The views and strategies described herein may not be suitable for all investors. This information is being provided merely to illustrate a particular investment strategy.

                                                                               8

We use Equity Structures to enhance returns and manage risk in portfolios
Principal At Risk

A Spectrum of Risk Taking & Market Views:

Risk Profile (Principal at Risk Strategies):

Key Characteristics (1):

o    Full downside participation; 100% principal at risk

o    Enhanced positive returns up to a predetermined cap level

o    Maximum return is the cap multiplied by the leverage factor

o    Partial downside buffer; full principal at risk below the buffer zone

o    Enhanced positive returns up to a predetermined cap level

o    Maximum return is the cap multiplied by the leverage factor

o    Partial downside buffer; full principal at risk below the buffer zone at maturity

o    Fixed coupon payment at maturity if market stays above strike level

o    Offers 3 opportunities to receive fixed coupon

(1) See page 11 of this presentation for a discussion of key risk factors associated with Equity Structures.

For illustrative purposes only. The illustrated product may not be suitable for all investors and more complete information is available which discusses risks, liquidity, and other matters of interest. Daily unwinds may be provided at
JPMorgan discretion. However, the proceeds of an unwind may fall short of the expected payout at maturity given the same underlying value. The proceeds will depend on many variables. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.

                                                                               9

J.P.Morgan uses structures with Buffers to mitigate risk in portfolios (1)

In market sell-offs, J.P.Morgan structured investments have lost less value than the underlying in 3 of the largest market selloffs in the last 18 months

Source: J.P. Morgan Securities Inc. This chart reflects the dollar weighted average change in market value of all outstanding S&P 500-linked Buffered
Return Enhanced Notes broadly marketed by the JPMorgan Private Bank that were outstanding during the sell-off periods.

Structures with limited downside buffer can allow investors to stay invested in volatile markets

(1) Not all Structures have Buffers or Principal Protection. "BREN" stands for
"Buffered Return Enhanced Note." Analysis excludes structures traded for specific clients on a reverse -inquiry basis. For illustrative purposes only.
Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.
Past performance is no guarantee of future returns.
Market indices cannot be invested in directly.

                                                                              10

Key risk factors for using Equity Structures

Principal at Risk

--   Unless denoted as "principal protected," Structures do not do not guarantee any return of your investment.

--   Your investment will be fully exposed to any decline in the underlying index after any applicable buffer amount, sometimes on a leverage basis, at maturity.

Credit Risk of Issuer

--   Structures are subject to the credit risk of JPMorgan Chase & Co. and its credit ratings and credit spreads may adversely affect the market value of the Structures.

--   Investors are dependent on JPMorgan Chase & Co.'s ability to pay all amounts due on the Structures at maturity or upon automatic call, if applicable, and therefore investors are subject to JPMorgan Chase & Co.'s credit risk and to changes in the market's view of its creditworthiness.

--   Any decline in JPMorgan Chase & Co.'s credit ratings or increase in the credit spreads charged by the market for taking its credit risk is likely to adversely affect the value of the Structures.

Capped Returns

--   Your return on an Structures may be limited by a specified maximum return, coupon or knock-out level.

--   For example, for a Return Enhanced Note linked to an index, if the index return is positive, your return at maturity will be limited to the specified maximum return even if the index return multiplied by the upside leverage factor is greater than the specified maximum return.

Many Economic and Market Factors Will Impact the Value of the Structures

--   In addition to the level of the underlying index on any day, the value of the Structures will be affected by a number of economic and market factors that may either offset or magnify each other, including the expected volatility of the underlying index, the time to maturity of the Structures, dividend rates, interest and yield rates in the market generally, a variety of economic, financial, political, regulatory or judicial events, and
     JPMorgan Chase & Co.'s creditworthiness, including actual or anticipated downgrades in its credit ratings.

Liquidity Risk

--   Structures will not be listed on any securities exchange.

--   There may be no secondary market for the Structures, and J.P. Morgan
     Securities Inc. (JPMSI) will not be required to purchase notes in the secondary market.

--   Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any Structures easily.

--   Because other dealers are not likely to make a secondary market for such
     Structures, prices for the Structures in any secondary market are likely to depend on the price, if any, at which JPMSI is willing to buy such
     Structures.

Built-In Cost Likely to Affect Secondary Market Prices

--   The original issue price of any Structures includes an agent's commission and the cost of hedging JPMorgan Chase & Co.'s obligations under such
     Structures through one or more of its affiliates.

--   The price, if any, at which JPMSI will be willing to purchase such
     Structures from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you.

Potential Conflicts

--   JPMorgan Chase & Co. and its affiliates play a variety of roles in connection with any potential issuance of the Structures, including acting as calculation agent and hedging its obligations under such Structures. In performing these duties, the economic interests of the calculation agent and other affiliates of JPMorgan Chase & Co. would be potentially adverse to your interests as an investor in such Structures.

Not Short -Term Trading Instruments

--   Structures are not designed to be short-term trading instruments. YOU
     SHOULD BE WILLING TO HOLD ANY STRUCTURES TO MATURITY.

Forfeit dividends and voting rights

Tax considerations - Investors should consult their tax advisers regarding the
U.S. federal income tax consequences of an investment in Structures.

                                                                              11

Agenda

-    How does J. P. Morgan approach Equity investing?

-    What is a Structured Equity Investment and how do we use it in portfolios?

-    Implementing Structures in Portfolios

                                                                              12

            Sample Structure Provided for Illustrative Purposes Only

Return Enhanced Note
Enhanced returns up to a cap in positive market return scenarios

A Return Enhanced Note (REN) offers double or triple the equity return potential up to a predetermined maximum return in exchange for accepting a capped return and no downside protection.

Hypothetical Return In Return Enhanced Note versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

Trade Details:

Underlying Index              S&P 500
Upside leverage factor        3x up to Cap
Cap on Index                  7.00%
Max potential gain            21.00%
Max potential loss            100%
Maturity                      12 Months

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

Breakeven is the point where returns between cash investment in the underlying index and structured note are the same. It is not possible to invest directly in an index.

A REN may be an appropriate vehicle for investors who believe in single digit market returns over the near term and who seek to maximize return.

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.

                                                                              13

Sample Structure Provided for Illustrative Purposes Only

Return Enhanced Note

Enhanced returns up to a cap in positive market return scenarios

A Return Enhanced Note (REN) offers double or triple the equity return potential up to a predetermined maximum return in exchange for accepting a capped return and no downside protection.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
120.00	20.00%	21.00%	
115.00	15.00%	21.00%	
107.00	7.00%	21.00%	Max. gain
105.00	5.00%	15.00%	
103.00	3.00%	9.00%	
102.50	2.50%	7.50%	
101.00	1.00%	3.00%	
100.00	0.00%	0.00%	
99.00	-1.00%	-1.00%	
95.00	-5.00%	-5.00%	
90.00	-10.00%	-10.00%	
80.00	-20.00%	-20.00%	
60.00	-40.00%	-40.00%	
40.00	-60.00%	-60.00%	
20.00	-80.00%	-80.00%	
0.00	-100.00%	-100.00%	Max. loss

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be set on pricing date.

Trade Details:

Underlying Index	S&P 500
Upside leverage factor	3x up to Cap
Cap on Index	7.00%
Max potential gain	21.00%
Max potential loss	100%
Maturity	12 Months

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

14

Sample Structure Provided for Illustrative Purposes Only

Buffered Return Enhanced Note

Defined amount of downside protection with enhanced returns up to a cap in positive market return scenarios

A Buffered Return Enhanced Note (BREN) provides a defined amount of downside protection and an opportunity to earn double or triple the equity return potential up to a predetermined maximum return, in exchange for accepting a capped return and foregoing downside protection below the buffer zone.

Hypothetical Return In Buffered Return Enhanced Note versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

Breakeven is the point where returns between cash investment in the underlying index and structured note are the same. It is not possible to invest directly in an index.

Trade Details:

Underlying Index                S&P 500
Upside leverage factor          2x up to Cap
Cap on Index                    7.50%
Buffer Amount                   10.00%
Downside Leverage               1.1111
Max potential gain              15.00%
Max potential loss              100%
Maturity                        12 Months

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

A BREN may be an appropriate vehicle for investors who believe in single digit market returns over the term of the note but would like to have a predetermined amount of downside protection.

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.

                                                                              15

Sample Structure Provided for Illustrative Purposes Only

Buffered Return Enhanced Note

Defined amount of downside protection with enhanced returns up to a cap in positive market return scenarios

A Buffered Return Enhanced Note (BREN) provides a defined amount of downside protection and an opportunity to earn double or triple the equity return potential up to a predetermined maximum return, in exchange for accepting a capped return and foregoing downside protection below the buffer zone.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
150.00	50.00%	15.00%	
140.00	40.00%	15.00%	
130.00	30.00%	15.00%	
120.00	20.00%	15.00%	
110.00	10.00%	15.00%	
107.50	7.50%	15.00%	Max. gain
105.00	5.00%	10.00%	
100.00	0.00%	0.00%	
90.00	-10.00%	0.00%	Buffer zone
80.00	-20.00%	-11.11%	
60.00	-40.00%	-33.33%	
40.00	-60.00%	-55.56%	
20.00	-80.00%	-77.78%	
0.00	-100.00%	-100.00%	Max. loss

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be set on pricing date.

Trade Details:

Underlying Index	S&P 500
Upside leverage factor	2x up to Cap
Cap on Index	7.50%
Buffer Amount	10.00%
Downside Leverage	1.1111
Max potential gain	15.00%
Max potential loss	100%
Maturity	12 Months

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

16

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note

Pays a fixed return if markets remain at or above strike levels on review dates. Note extends (e.g., from 12 to 36 months) if markets depreciate.

An Annual Review Note (ARN) is automatically called and pays a fixed coupon after one year if the underlying has appreciated above its initial value. If markets are down at the review date, the note does not pay a fixed coupon, but instead remains outstanding until the subsequent review/maturity date.

Hypothetical Return In an Annual Review Note

Trade Details:

Underlying           S&P 500
Strike 1             90% of the level of the S&P 500
Strike 2             100% of the level of the S&P 500
Strike 3             100% of the level of the S&P 500
Coupon               10.00%
Buffer at Maturity   10%
Max potential gain   30.00% (10.00% per yr)
Max potential loss   100%
Maturity             36 months

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

An ARN may be an appropriate vehicle for investors who believe the market will trend sideways over the term of the note.

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.
                                                                              17

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note

Pays a fixed return if markets remain at or above strike levels on review dates. Note extends (e.g., from 12 to 36 months) if markets depreciate.

An Annual Review Note (ARN) is automatically called and pays a fixed coupon after one year if the underlying has appreciated above its initial value. If markets are down at the review date, the note does not pay a fixed coupon, but instead remains outstanding until the subsequent review/maturity date.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
150.00	50.00%	30.00%**	
140.00	40.00%	30.00%**	
130.00	30.00%	30.00%**	
120.00	20.00%	30.00%**	
110.00	10.00%	30.00%**	
100.00	0.00%	30.00%**	Max gain
90.00	-10.00%	0.00%	Buffer zone
80.00	-20.00%	-11.11%	
50.00	-50.00%	-44.44%	
40.00	-60.00%	-55.56%	
20.00	-80.00%	-77.78%	
10.00	-90.00%	-88.89%	
0.00	-100.00%	-100.00%	Max loss

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be set on pricing date.
** Assumes the Index closing level is below the respective Strike Levels on the first and second Review Dates and therefore the notes are not called before maturity. Total return is only 10% if called on the first Review Date or 20% if called on the second Review Date.

Trade Details:

Underlying	S&P 500
Strike 1	90% of the level of the S&P 500
Strike 2	100% of the level of the S&P 500
Strike 3	100% of the level of the S&P 500
Coupon	10.00%
Buffer at Maturity	10%
Max potential gain	30.00% (10.00% per yr)
Max potential loss	100%
Maturity	36 months

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

18

Sample Structure Provided for Illustrative Purposes Only

Optimal Entry Return Enhanced Note

Leveraged upside up to a cap from starting level that is the lowest Index closing level during the Look Back observation period

An Optimal Entry Return Enhanced Note (REN) offers double or triple the equity return potential up to a predetermined maximum return in exchange for accepting a capped return and no downside protection. The entry level is the lowest Index closing level during the Lookback observation period.

Hypothetical Return In Optimal Entry Return Enhanced Note versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

Breakeven is the point where returns between cash investment in the underlying index and structured note are the same. It is not possible to invest directly in an index.

Trade Details:

Underlying Index              S&P 500
Upside leverage factor        3x up to Cap
Cap on Index                  6.0%
Max potential gain            18.0%
Max potential loss            100%
Maturity                      15 Months
Observation Period            90 Calendar Days

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

An Optimal Entry REN may be an appropriate vehicle for investors who have a positive market view over the term of the structure, typically one year, but are concerned about when to enter the market. The optimal entry feature can help to mitigate risks associated with attempts to "time the market. "

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.
                                                                              19

Sample Structure Provided for Illustrative Purposes Only

Optimal Entry Return Enhanced Note

Leveraged upside up to a cap from starting level that is the lowest Index closing level during the Look Back observation period

An Optimal Entry Return Enhanced Note (REN) offers double or triple the equity return potential, here of the S&P 500, up to a predetermined maximum return in exchange for accepting a capped return and no downside protection. The entry level is the lowest Index closing level during the Lookback observation period.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
120.00	20.00%	18.00%	
115.00	15.00%	18.00%	
106.00	6.00%	18.00%	Max. gain
105.00	5.00%	15.00%	
103.00	3.00%	9.00%	
102.50	2.50%	7.50%	
101.00	1.00%	3.00%	
100.00	0.00%	0.00%	
99.00	-1.00%	-1.00%	
95.00	-5.00%	-5.00%	
90.00	-10.00%	-10.00%	
80.00	-20.00%	-20.00%	
60.00	-40.00%	-40.00%	
40.00	-60.00%	-60.00%	
20.00	-80.00%	-80.00%	
0.00	-100.00%	-100.00%	Max. loss

* The table assumes a Lookback Index Level (entry level) of 100. The actual Lookback Index Level will be lowest Index closing level during the Lookback Observation Period

Trade Details:

Underlying Index	S&P 500
Upside leverage factor	3x up to Cap
Cap on Index	6.0%
Max potential gain	18.0%
Max potential loss	100%
Maturity	15 Months
Observation Period	90 Calendar Days

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

20

Sample Structure Provided for Illustrative Purposes Only

Average Entry Return Enhanced Note

Enhanced upside return up to cap from a starting level that is the average
Index closing level during the observation period

An Average Entry Return Enhanced Note (REN) offers double or triple the equity return potential up to a predetermined maximum return in exchange for accepting a capped return and no downside protection. The entry level is the average
Index closing level during the observation period.

Hypothetical Return In Average Entry Return Enhanced Note versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

Breakeven is the point where returns between cash investment in the underlying index and structured note are the same. It is not possible to invest directly in an index.

Trade Details:

Underlying Index                 S&P 500
Upside leverage factor           3x up to Cap
Cap on Index                     6.50%
Max potential gain               19.50%
Max potential loss               100%
Maturity                         13 Months
Observation Period               30 Calendar Days

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

An Average Entry REN may be an appropriate vehicle for investors who have a positive market view over the term of the structure, typically one year, but are concerned about when to enter the market. The average entry feature can help to mitigate risks associated with attempts to "time the market. ".

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.
                                                                              21

Sample Structure Provided for Illustrative Purposes Only

Average Entry Return Enhanced Note

Enhanced upside return up to cap from a starting level that is the average Index closing level during the observation period

An Average Entry Return Enhanced Note (REN) offers double or triple the equity return potential up to a predetermined maximum return in exchange for accepting a capped return and no downside protection. The entry level is the average Index closing level during the observation period.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
120.00	20.00%	19.50%	
115.00	15.00%	19.50%	
106.00	6.50%	19.50%	Max. gain
105.00	5.00%	15.00%	
103.00	3.00%	9.00%	
102.50	2.50%	7.50%	
101.00	1.00%	3.00%	
100.00	0.00%	0.00%	
99.00	-1.00%	-1.00%	
95.00	-5.00%	-5.00%	
90.00	-10.00%	-10.00%	
80.00	-20.00%	-20.00%	
60.00	-40.00%	-40.00%	
40.00	-60.00%	-60.00%	
20.00	-80.00%	-80.00%	
0.00	-100.00%	-100.00%	Max. loss

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be the average Index closing level during the observation period.

Trade Details:

Underlying Index	S&P 500
Upside leverage factor	3x up to Cap
Cap on Index	6.50%
Max potential gain	19.50%
Max potential loss	100%
Maturity	13 Months
Observation Period	30 Calendar Days

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

22

Sample Structure Provided for Illustrative Purposes Only

Dual Directional Buffered Return Enhanced Note

Enhanced upside return up to a cap and positive absolute return in down markets within the buffer zone

A Dual Directional Buffered Return Enhanced Note (BREN) provides leveraged upside returns and the absolute value of downside returns up to a predetermined maximum, in exchange for accepting a capped upside return and foregoing downside protection below the buffer zone.

Hypothetical Return In Return Enhanced Note versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

Breakeven is the point where returns between cash investment in the underlying index and structured note are the same. It is not possible to invest directly in an index.

Trade Details:

Underlying Index         Asia Basket
Upside leverage factor   2x up to Cap
Cap on Index             6.50%
Buffer Amount            10.00%
Downside Leverage        1.1111
Max potential gain       13.00%
Max potential loss       100%
Maturity                 15 Months

Key Risk Factors:

-    100% Principal at Risk

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected returns at maturity

A Dual Directional BREN may be an appropriate vehicle for investors who seek positive returns in both up and down markets up within a predefined range.

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.
                                                                              23

Sample Structure Provided for Illustrative Purposes Only

Dual Directional Buffered Return Enhanced Note

Enhanced upside return up to a cap and positive absolute return in down markets within the buffer zone

A Dual Directional Buffered Return Enhanced Note (BREN) provides leveraged upside returns and the absolute value of downside returns up to a predetermined maximum, in exchange for accepting a capped upside return and foregoing downside protection below the buffer zone.

Hypothetical Payout Profile at Maturity

Ending Underlying Level*	Index Return	Total Return on Note	
120.00	20.00%	13.00%	
115.00	15.00%	13.00%	
106.00	6.50%	13.00%	Max. gain
105.00	5.00%	10.00%	
103.00	3.00%	6.00%	
102.50	2.50%	5.00%	
101.00	1.00%	2.00%	
100.00	0.00%	0.00%	
99.00	-1.00%	1.00%	Buffer
95.00	-5.00%	5.00%	Buffer
90.00	-10.00%	10.00%	Buffer
80.00	-20.00%	-11.11%	
60.00	-30.00%	-22.22%	
40.00	-40.00%	-33.33%	
20.00	-50.00%	-44.44%	
0.00	-100.00%	-100.00%	Max. loss

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be set on pricing date.

Trade Details:

Underlying Index	Asia Basket
Upside leverage factor	2x up to Cap
Cap on Index	6.50%
Buffer Amount	10.00%
Downside Leverage	1.1111
Max potential gain	13.00%
Max potential loss	100%
Maturity	15 Months

Key Risk Factors:

- 100% Principal at Risk
- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected returns at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

Sample Structure Provided for Illustrative Purposes Only

Contingent Payment Dual -Directional Knock -Out CD

Combines principal protection with participation in the absolute range-bound performance

A contingent payment dual-directional knock-out CD (M-Note) provides absolute returns within predefined knockout barrier levels. It allows for full principal protection at maturity should a knock-out event occur, which occurs if, on any trading day during the monitoring period, the closing level of the underlying is above the upper knock-out level or below the lower knock-out level.

Hypothetical Return In Contingent Payment Dual-Direction Knock-Out CD versus hypothetical cash investment in underlying index at maturity (assuming $100 initial investment)

It is not possible to invest directly in an index.

Trade Details:

Underlying Index        S&P 500
Leverage factor         1x
Upper Knock-Out Barrier 15.00%
Lower Knock-Out Barrier -15.00%
Monitoring              Daily
Max potential gain      15.00%
Max potential loss      0%
Maturity                12 Months

Key Risk Factors:

-    Notes should be considered "hold until maturity" products

-    Your maximum gain on the notes is capped as defined above

-    Early unwinds could result in lower than expected returns relative to expected return at maturity

The M-note may be an appropriate vehicle for investors who seek to protect principal while capitalizing on both up and down market movements within a predefined range.

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. Past performance is no guarantee of future results.
                                                                              25

Sample Structure Provided for Illustrative Purposes Only

Contingent Payment Dual-Directional Knock-Out CD

Combines principal protection with participation in the absolute range-bound performance

A contingent payment dual-directional knock-out CD (M-Note) provides absolute returns within predefined knock-out barrier levels. It allows for full principal protection at maturity should a knock-out event occur, which occurs if, on any trading day during the monitoring period, the closing level of the underlying is above the upper knock-out level or below the lower knock-out level.

Hypothetical Payout Profile at Maturity

Ending Index Level*	Index Return	Total Return on Note	
125.00	25.00%	0.00%	Note Knocks Out
120.00	20.00%	0.00%	Note Knocks Out
115.00	15.00%	0.00%	Note Knocks Out
115.01	15.01%	0.00%	Note Knocks Out
115.00	15.00%	15.00%	
108.00	8.00%	8.00%	
105.00	5.00%	5.00%	
100.00	0.00%	0.00%	
95.00	-5.00%	5.00%	
92.00	-8.00%	8.00%	
85.00	-15.00%	15.00%	
84.99	-15.01%	0.00%	Note Knocks Out
0.00	-100.00%	0.00%	Note Knocks Out

* The table assumes an Initial Index Level of 100. The actual Initial Index Level will be set on pricing date.

Trade Details:

Underlying Index	Asia Basket
Leverage factor	1x
Upper Knock-Out Barrier	15.00%
Lower Knock-Out Barrier	-15.00%
Monitoring	Daily
Max potential gain	15.00%
Max potential loss	0%
Maturity	12 Months

Key Risk Factors:

- Notes should be considered "hold until maturity" products
- Your maximum gain on the notes is capped as defined above
- Early unwinds could result in lower than expected returns relative to expected return at maturity

J.P.Morgan

Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs. This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Consult your legal or tax advisor concerning such matters. For a complete discussion of risks associated with any investment, please review the applicable offering documents for a particular investment and speak with your JPMorgan advisor. **Past performance is no guarantee of future results.**

26

Important information

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

Each recipient of this presentation, and each agent thereof, may disclose to any person, without limitation, the U.S. income and franchise tax treatment and tax structure of the transactions described herein and may disclose all materials of any kind (including opinions or other tax analyses) provided to each recipient insofar as the materials relate to a U.S. income or franchise tax strategy provided to such recipient by JPMorgan Chase & Co. and its subsidiaries.

"JPMorgan Private Bank" is a marketing name for private banking business conducted by JPMorgan Chase & Co. and its subsidiaries worldwide. Bank products and services are offered by JPMorgan Chase Bank, N.A. and its affiliates.
Securities products and services are offered by J.P. Morgan Securities Inc., member NYSE, FINRA and SIPC.

J.P. Morgan Securities Inc. or its brokerage affiliates may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as an underwriter, placement agent, advisor or lender to such issuer.
The views and strategies described herein may not be suitable for all investors.

This material is distributed with the understanding that we are not rendering accounting, legal or tax advice. Estate planning requires legal assistance. You should consult with your independent advisors concerning such matters.

We believe the information contained in this material to be reliable but do not warrant its accuracy or completeness. Opinions, estimates, and investment strategies and views expressed in this document constitute our judgment based on current market conditions and are subject to change without notice. This material should not be regarded as research or a JPMorgan research report.
Opinions expressed herein may differ from the opinions expressed by other areas
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here may differ from those expressed for other purposes or in other contexts by other JPMorgan market strategists.

J.P. Morgan Securities Inc. may act as a market maker in markets relevant to structured products or option products and may engage in hedging or other operations in such markets relevant to its structured products or options exposures. Structured products and options are not insured or guaranteed by the
Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board, or any
other governmental agency. In discussion of options and other strategies, results and risks are based solely on hypothetical examples cited; actual results and risks will vary depending on specific circumstances. Investors are urged to consider carefully whether option or option-related products in general, as well as the products or strategies discussed herein are suitable to their needs.

The S&P 500 is a capitalization -weighted index of 500 stocks from a broad range of industries. "S&P 500" is a trademark of Standard and Poor's
Corporation.

Past performance is no guarantee of future results.

Additional information is available upon request.

[C] 2008 JPMorgan Chase & Co.

                                                                              27